Registration No. 333-125670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

PLAYTEX PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51--0312772
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 NYALA FARMS ROAD

WESTPORT, CONNECTICUT 06880

(Address of Principal Executive Offices) (Zip Code)

PLAYTEX PRODUCTS, INC. STOCK AWARD PLAN

PLAYTEX 2003 STOCK OPTION PLAN FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES OF

PLAYTEX PRODUCTS, INC.

(Full title of the plan)

GAYLE G. STRATMANN, ESQ.

VICE PRESIDENT AND GENERAL COUNSEL

533 MARYVILLE UNIVERSITY DRIVE

ST. LOUIS, MISSOURI 63141

(314) 985-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As a result of the merger of ETKM, Inc., a Delaware corporation, with and into Playtex Products, Inc. (the “Registrant”), the Registrant became a wholly-owned subsidiary of Energizer Holdings, Inc., a Delaware corporation, and the Playtex Products, Inc. Stock Award Plan and the Playtex 2003 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (collectively, the “Plans”) were terminated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining shares of the Registrant’s Common Stock that were available for issuance under the Plans.

Pursuant to the power conferred on the Registrant in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reduce the amount of securities registered, pursuant to its undertaking contained in paragraph (a)(3) of item 9 of the Registration Statement, as initially filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on this 9th day of October, 2007.

PLAYTEX PRODUCTS, INC.

By:	/s/ Timothy L. Grosch
	Name:	Timothy L. Grosch
	Title:	Secretary